Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Imunon, Inc. on Form S-1 (333-221543, 333-219414, 333-217156, 333-214353 and 333-234603), Form S-3 (Nos. 333-174960, 333-183286, 333-198786, 333-193936, 333-205608, 333-206789 and 333-227236) and on Form S-8 (Nos. 33 139784, 333-145680, 333-183288, 333-207864) of our report dated March 30, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

We also consent to the reference to us under the caption “Experts” in these Registration Statements.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey
March 30, 2023